EXHIBIT 23.1

                                     CONSENT

The Board of Directors
American Bancorporation:

We consent to the use of our report dated March 26, 1998, included in the 1997 Annual Report to shareholders of the Company incorporated by reference in the Annual Report on Form 10-K incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus and Registration Statement. Our report refers to a change in accounting for mortgage servicing rights as of January 1, 1996.

                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
April 8, 1998